UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

Maryland	000-153361	47-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Blake Street, Suite 310, Denver, Colorado	800202
(Address of principal executive offices)	(Zip Code)

(303) 894-7971
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K is being filed by Global Medical REIT, Inc. (“we,” “our” or “us”) in connection with a previously disclosed transaction in which we acquired on June 6, 2014 a 56-bed long term acute care hospital (the “Facility”) from LTAC Landlord, LLC, a Nebraska limited liability company (“LTAC”), an unaffiliated third party for a price of approximately $21.7 million in cash. In order to finance a portion of the purchase price for the Facility, we entered borrowed $15,060,000 from Capital One, National Association pursuant to a Term Loan and Security Agreement discussed in this Report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This report and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are discussed in greater detail under Risk Factors section of this report.

We caution that the factors described herein and other factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Purchase Agreement

On April 15, 2014, we entered into a Purchase and Sale Agreement (the “PSA”) with an unrelated party LTAC Landlord, LLC, a Nebraska limited liability company (“LTAC”), to acquire a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”) for a purchase price of approximately $21,700,000. The Facility is operated by Select Specialty Hospital – Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located are subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”). The land lease expires in 2022 with sublessee options to renew up to 60 years. As part of our acquisition of the Facility, we will acquire the operating lease and the land lease and will become bound by the terms and conditions of these leases. Except with respect to specific contingencies, we do not have the right to terminate the Agreement without LTAC’s consent. The material terms of the agreement provide for: (i) an initial deposit from us in the amount of $200,000 that was paid on April 17, 2014 and shall be credited to the Purchase Price and is non-refundable except in limited circumstances; (ii) a property inspection period that expires on April 17, 2014 during which time we can terminate the Agreement at any time by delivering written notice to LTAC; (iii) a closing date that shall occur on or before May 15, 2014. We may extend the closing date until May 30, 2014 by depositing an additional $200,000 with the title company that is acting as escrow agent for the transaction. The Agreement also contains additional customary covenants, representations and warranties as well as the following conditions to closing: (i) LTAC’s representations and warranties are true and correct as of the closing date; (ii) all required consents have been obtained; (iii) the Facility shall not have been destroyed; (iv) there shall be no adverse proceedings or litigation with respect to LTAC or the Facility; (v) we receive a title insurance policy related to the assets; (vi) there is no material adverse change in the condition of the assets to be acquired; (vii) we shall have obtained a commitment by April 17, 2014 for financing necessary to complete the transaction; and (viii) LTAC shall deliver to us the ground lessor’s waiver of its right of first refusal to purchase the ground lease.

Heng Fai Enterprises, Ltd. (“Heng Fai”), our majority shareholder, loaned us approximately $7.7 million as of May 31, 2014 to assist with acquiring the Facility and pay closing costs as closings occur. The loan is unsecured, due on demand, and bears no interest.

Completion of Purchase and Term Loan and Security Agreement

On June 5, 2014, we completed the purchase of the Facility and acquired the operating lease and the land lease and will become bound by the terms and conditions of these leases.

In order to finance a portion of the purchase price for the Facility, on June 5, 2014 we entered into a Term Loan and Security Agreement with Capital One, National Association (the “Lender”) to borrower $15,060,000 (the “Loan”). The Loan bears interest at 4.91% per annum and all unpaid interest and principal is due on June 5, 2017 (the “Maturity Date”). Interest is paid in arrears and payments begin on August 1, 2014, and on the first day of each calendar month thereafter. Principal payments begin on January 1, 2015 and on the first day of each calendar month thereafter based on an amortization schedule with the principal balance due on the Maturity Date. The Loan may not be prepaid in whole or in part prior to June 5, 2016, thereafter, we, at our option, may prepay the Loan at any time, in whole (but not in part) on at least thirty (30) calendar days but not more than sixty (60) calendar days advance written notice. The prepayment amount will be equal to the outstanding principal balance of the Loan, any accrued and unpaid interest and all other fees, expenses and obligations including an Early Termination Fee of $301,200.

At closing, we paid the Lender a non-refundable commitment fee of $150,600. If any principal, interest or other sum due by us is not paid on the date on which it is due, we is obligated to pay to the Lender an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable laws (the “Late Payment Charge”). All fees hereunder shall be non-refundable and deemed fully earned when due and payable.

Security and Guarantees. Our obligation under the Term Loan and Security Agreement are secured by a first priority perfected security interest in all of our tangible and intangible existing and future personal property and real property.

Covenants. The Term Loan and Security Agreement contains covenants that are customary for similar credit arrangements. These include covenants relating to establishment of reserves for the payment of taxes, insurance and capital replacements (under certain circumstances), maintaining a collection account, financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with certain applicable laws. There are also financial covenants that require us to (i) maintain a fixed charge coverage ratio (defined as the ratio of consolidated EBITDA to consolidated fixed charges for the four most recent fiscal quarters) of not less than 1.25 to 1.0 and (ii) maintain a EBITDA for each fiscal year of at least $2,800,000. The Term Loan and Security Agreement also imposes certain customary limitations and requirements on us with respect to, among other things, the maintenance of properties, access to real property, insurance, compliance with laws, maintenance of books and records, inspection rights, environmental matters, indemnity, healthcare operations, right of first refusal for future financing, incurrence of indebtedness and liens, the making of investments, the payment of distributions or making of other restricted payments, healthcare matters, mergers, acquisitions and dispositions of assets, and transactions with affiliates.

Events of Default. The Term Loan and Security Agreement contains customary events of default, including, without limitation: non-payment of obligations under the Term Loan and Security Agreement when due; the material inaccuracy of any representations or warranties; a violation of covenants in the Term Loan and Security Agreement (subject, in the case of certain such covenants, to cure periods); a default related to other material debt or uninsured loss in excess of $100,000; certain events of bankruptcy or insolvency; judgments for the payment of money in excess of $100,000 in the aggregate that remains unpaid or unstayed and undischarged for a period of 30 days after the date on which the right to appeal has expired; and a change of control of our company. The occurrence and continuance of an event of default could result in, among other things, amounts owing under the Term Loan and Security Agreement being accelerated, payment of the Early Termination Fee and the Term Loan and Security Agreement being terminated. During the continuance of any default, the applicable interest rate on all obligations owing under the Term Loan and Security Agreement shall be the lesser of (a) the maximum rate permitted by applicable law; or (b) 3% per annum over the current interest rate otherwise applicable.

FORM 10 INFORMATION

Prior to our acquisition of the Facility, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of our acquisition of the Facility.

BUSINESS

We are focused on owning, operating, developing and managing specialty medical properties located initially throughout the United States and in future internationally. Medical properties in which we seek to invest include (but are not limited to):

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Single tenant medical practice buildings. Medical office, treatment and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for the use of physicians and other health care personnel to provide services to their patients. The portfolio buildings we are targeting typically contain solo and group physician practices and may hold diagnostic and other patient services, including outpatient therapies for cancer treatment, dialysis, surgery and radiology among others.

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Ambulatory Surgery Centers. Ambulatory surgery centers are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. In addition to surgery facilities, ambulatory surgery centers may include a central business office and/or physician clinic space.

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Outpatient Treatment and Diagnostic Facilities. Outpatient treatment and diagnostic facilities provide treatments and care sometimes provided in physician offices or clinics, such as gastrointestinal endoscopy care, oncology treatments (medical and radiological), kidney dialysis and other similar services.

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Acute care Hospitals. General and various specialty hospitals focused on and specialized in providing care for many medical conditions and performing wide ranging procedures, such as cardiovascular and orthopedic surgery.

Specialty hospitals may include long-term acute care hospitals that provide care for patients requiring extended hospital stays and specialized critical care and observation more efficiently and economically than short term general acute care hospitals.

Organization and Management

Acquisition of Scoop Media, Inc. and Conversion to Global Medical REIT Inc.

Our predecessor, Scoop Media, Inc., was incorporated in the state of Nevada on March 18, 2011. On September 30, 2013, Xpress Group, Ltd., a Hong Kong company now known as Heng Fai Enterprises, Ltd. (“Heng Fai”) purchased 5,500,000 shares of the common stock of Scoop Media, Inc. representing approximately 68.7% of our issued and outstanding common stock from Yukon Industries, Inc. for $55,000.00 payable in cash at closing. On December 10, 2013, Heng Fai agreed to purchase an aggregate of 2,000,000 common shares of Scoop Media, Inc. from various parties. Heng Fai purchased these common shares for $12,820.00 or $0.00641 per share. On March 5, 2014, Heng Fai acquired an additional 30,000 shares of our common stock at $0.00641 per share.

We changed our name effective January 6, 2014 in connection with our re-domestication into a Maryland corporation and we plan to develop and manage a portfolio of healthcare real estate assets and properties. In order to reincorporate in Maryland we entered into an Agreement and Plan of Conversion with Scoop Media, Inc. pursuant to which Scoop Media, Inc. was converted into our company effective as of January 15, 2014 whereby we exchanged one share of common stock of Scoop Media, Inc., $0.001 par value per share into one share of common stock, $0.001 par value per share of our company (the “Conversion”).

Portfolio Summary

We made our initial acquisition by acquiring a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska for a purchase price of approximately $21.7 million.

Significant 2014 Developments

As discussed above, on June 5, 2014, we acquired a 56-bed, Long Term Acute Care Hospital (“LTACH”) located in Omaha, Nebraska and operated by Select Specialty Hospital – Omaha, Inc. (“SSH Omaha”). SSH Omaha maintains a Certificate of Need (“CON”) as a Long Term Acute Care Hospital. The LTACH has 24 hour In-House Physician, Nursing and Respiratory Therapy coverage. We entered into an Assignment of Sublease in which we lease the facility to the hospital operator and tenant, SSH Omaha. SSH Omaha’s obligations under the lease are guaranteed by its parent company, Select Medical Corporation (NYSE: SEM). The guarantor, Select Medical Corporation, is one of the largest specialty hospital and outpatient rehabilitation center operators in the United States. According to its Annual Report for the year ended December 31, 2013, Select Medical Corporation reported net operating revenues of $2,975.6 million. Of this total, 74% of net operating revenues was derived from its specialty hospital segment and approximately 26% from its outpatient rehabilitation segment, operating 123 facilities throughout 28 states, of which 108 are Long Term Acute Care Hospitals including the Omaha facility.

The LTACH facility is subject to a ground lease with a Nebraska non-profit organization, Alegent Health, Bergan Mercy Health System (“Alegent Health”), an affiliate of Catholic Health Initiatives (“Catholic Health”). Constructed in 2008, the LTACH is strategically located on, and directly connected to, the Bergan Mercy Medical Center (“Bergan MC”), a 400 bed general hospital. The Bergan MC is operated by Catholic Health and Alegent Creighton Health (“Alegent”), and is affiliated with Creighton University Medical Center. Catholic Health is among the largest health systems in the country and maintains an investment grade credit rating.

Taxation of the Company

We plan to elect to be taxed as a real estate investment trust, or REIT, under U.S. federal income tax laws commencing with our contemplated taxable year ending December 31, 2015. We believe that, commencing with 2015, we will have been organized and have operated in such a manner as to qualify for taxation as a REIT under all of the federal income tax laws, and we intend to continue to operate in such a manner. We, however, cannot provide assurances that we will operate in a manner so as to qualify or remain qualified as a REIT.

Business Strategy

Our primary investor goal is to provide attractive risk-adjusted returns and maximize sustainable distributable cash flow. Our principal investment strategy is to act on the opportunities created by the changing healthcare environment by acquiring, selectively developing and managing locally critical medical properties that are core to medical operator businesses and that meet our investment criteria. In general, we seek to acquire or develop specialty medical properties in desirable markets with tenants who are expected to prosper in the changing healthcare delivery environment. We focus on specialty medical properties, including medical office buildings, outpatient treatment and diagnostic facilities, physical group practice clinics, ambulatory surgery centers and specialty hospitals and treatment centers.

Our unique mission as an international Medical Equity REIT is to selectively sponsor and underwrite ownership of leading medical provider’s core real estate assets worldwide. We intend to serve only the best healthcare operators in prominent regional and community locations throughout selected emerging international markets. Initial focus for our portfolio is within the United States and Asian growth markets.

Our understanding of contemporary clinical and business models empowers our dedicated focus: to support continuous delivery of necessary quality care to widespread communities while delivering to our fund investors unparalleled portfolio asset quality and steady dividends.

Internal Growth Strategy

We seek to achieve our business objectives internally through:

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Entering into long-term leases with annual contractual rent increases. We expect to generate internal growth in cash flow through leases that contain provisions for fixed contractual rental increases or increases that are tied to indices such as the Consumer Price Index.

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Use of net-lease structures. We seek to enter long-term leases primarily under net lease structures, where the tenant agrees to pay monthly rent and property operating expenses (taxes, maintenance and insurance) plus, typically, future rent increases based on stated percentage increases or increases in the Consumer Price Index. We believe that long-term leases, coupled with a tenant’s responsibility for property expenses, will produce a more predictable income stream, while continuing to offer the potential for growth in rental income.

Financing Strategy

We plan to build our capital structure with a balanced approach that maximizes flexibility. We will seek to:

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Achieve opportunistic and reasonable debt service ratios;

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Balance debt in a fashion that enhances our ability to access capital markets;

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Establish a secured revolving credit facility to finance acquisitions in concert with other debt instruments, which depending on appropriateness and availability, include, the assumption of mortgage loans and the placement of “stand- alone” non-recourse debt secured by the property.

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Access capital internationally so as to avoid market cycle shortages of capital and enhance acquisition expediency

Competition

We compete for development and acquisition opportunities with, among others, private investors, healthcare providers, (including physicians), healthcare-related REITs, real estate partnerships, financial institutions and local developers. Many of these competitors have substantially greater financial and other resources than we have and may have better relationships with lenders and sellers. Increased competition for medical properties from competitors, including other REITs, may adversely affect our ability to acquire specialty medical properties and the price we pay for properties. Our properties face competition from other nearby facilities that provide services comparable to those offered at our facilities. Some of those facilities are owned by governmental agencies and supported by tax revenue, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. Those types of support are not available to our facilities. In addition, competing healthcare facilities located in the areas served by our facilities may provide health services that are not available at our facilities.

Government Regulation

The healthcare industry is heavily regulated by federal, state and local laws. These laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. These changes may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. These changes may be applied retroactively. The ultimate timing or effect of these changes cannot be predicted. The failure of our tenant to comply with such laws, regulations and requirements could affect our ability to operate our facility or facilities and could adversely affect our tenant’s ability to make lease payments to us.

Sarbanes Oxley Compliance

We will organize, operate, report and position ourselves to remain in complete compliance with the Sarbanes Oxley rules.

Fraud and Abuse Laws

Various federal and state laws prohibit fraud and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with a government-sponsored healthcare program, including, but not limited to, the Medicare and Medicaid programs. These include:

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The Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare and Medicaid patients;

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The Federal Physician Self-Referral Prohibition (Stark), which restricts physicians from making referrals for certain designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

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The False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including under the Medicare and Medicaid programs; and

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The Civil Monetary Penalties Law, which authorizes the Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws include criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments, and/or exclusion from the Medicare and Medicaid programs. Imposition of any of these types of penalties on our tenants could result in a material adverse effect on their operations, which could adversely affect our business. Additionally, certain laws, such as the False Claims Act, allow for individuals to bring qui tam (whistleblower) actions on behalf of the government for violations of fraud and abuse laws.

Environmental Matters

A wide variety of federal, state and local environmental and occupational health and safety laws and regulations affect healthcare facility operations of special medical properties. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property or a secured lender (like us) may be liable for the costs of removal or remediation of hazardous or toxic substances at, under or disposed of in connection with such property, as well as other potential costs relating to hazardous or toxic substances (including government fines and damages for injuries to persons and adjacent property). The cost of any required remediation, removal, fines or personal or property damages and the owner’s or secured lender’s liability therefore could exceed the value of the property, and/or the assets of the owner or secured lender. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce our revenue. Although the leases covering our properties require the tenant to indemnify us for certain environmental liabilities, the scope of such obligations may be limited and we cannot assure that any such tenant would be able to fulfill our indemnification obligations.

The Medicare and Medicaid Programs

Sources of revenue for our current and prospective tenants which we refer to generally as “tenants” may include the federal Medicare program, state Medicaid programs, private insurance carriers, healthcare service plans and health maintenance organizations, among others. Efforts to reduce costs by these payors will likely continue, which may result in reduced or slower growth in reimbursement for certain services provided by some tenants. In addition, the failure of any of our tenant to comply with various laws and regulations could jeopardize its certification and ability to continue to participate in the Medicare and Medicaid programs. Medicaid programs differ from state to state but they are all subject to federally-imposed requirements. At least 50% of the funds available under these programs are provided by the federal government under a matching program. Medicaid programs generally pay for acute and rehabilitative care based on reasonable costs at fixed rates. Medicaid payments are generally below private-pay rates. Increasingly, states have introduced managed care contracting techniques into the administration of Medicaid programs. Such mechanisms could have the impact of reducing utilization of and reimbursement to facilities. Other third-party payors in various states base payments on costs, retail rates or, increasingly, negotiated rates. Negotiated rates can include discounts from normal charges, fixed daily rates and prepaid capitated rates.

Healthcare Facilities

The healthcare facility in our portfolio is subject to extensive federal, state and local licensure, certification and inspection laws and regulations. Our tenants’ failure to comply with any of these laws could result in loss of accreditation, denial of reimbursement, imposition of fines, suspension or decertification from federal and state healthcare programs, loss of license or closure of the facility. Such actions may have an effect on our tenants’ ability to make lease payments to us and, therefore, adversely impact us.

Recent Regulatory Developments

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control costs, the migration of patients from acute care facilities into extended care and home care settings, and the vertical and horizontal consolidation of healthcare providers.

Changes in the law, new interpretations of existing laws, and changes in payment methodologies may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement furnished by government and other third-party payors. These changes may be applied retroactively under certain circumstances. The ultimate timing or effect of legislative efforts cannot be predicted and may impact us in different ways.

In 2010, the U.S. Congress passed the Affordable Care Act (the “ACA”) which affects the ability of medical practioners to own hospital operations. It also establishes guidelines permitting replacement of existing hospital operations and facilities for physician owned facilities that are grandfathered under the law. The law does not restrict physician ownership of management company interests or real estate, however. We are sensitive to the parameters of the law and will avoid entering into any binding arrangement with tenants or operators that is not permitted under the ACA.

On February 1, 2006, Congress passed the Deficit Reduction Act of 2005, which, in Section 5006, included a statutory prohibition on CMS’s enrollment of new specialty hospitals into the Medicare program. The prohibition is intended to remain in place for several year, during which time the Department of Health and Human Services (“HHS”) was instructed to prepare a report for Congress addressing physician investment in specialty hospitals, and specifically whether physician investment is proportional, physician investment constitutes a bona fide investment, whether there should be annual disclosure of investment information, as well as the provision of care by specialty hospitals to Medicaid and charity care patients, and enforcement. It is unclear what additional and new legislative and regulatory changes may result from this continued moratorium or what impact they may have on our current or future tenants.

In addition to the reforms enacted and considered by Congress from time to time, state legislatures periodically consider various healthcare reform proposals. Congress and state legislatures can be expected to continue to review and assess alternative healthcare delivery systems, new regulatory enforcement initiatives, and new payment methodologies.

We believe that government and private efforts to contain or reduce healthcare costs will continue. These trends are likely to lead to reduced or slower growth in reimbursement for certain services provided by our tenants and could adversely affect their ability to make lease payments to us.

Our Industry

Healthcare Industry

Healthcare is the single largest industry in the United States based on Gross Domestic Product ("GDP"). According to the National Health Expenditures Projections, 2012 - 2022 report by the Centers for Medicare and Medicaid Services ("CMS"): (i) national health expenditures are projected to grow 6.1% in 2014 and 5.8% in 2015; (ii) the average compounded annual growth rate for national health expenditures, over the projection period of 2015 through 2022, is anticipated to be 6.2%; and (iii) the healthcare industry is projected to represent 18.3% of U.S. GDP in 2014. This growth in expenditures has led to significant growth in healthcare employment. According to the U.S. Department of Labor's Bureau of Labor Statistics, the healthcare industry was the largest industry in the United States in 2010 providing nearly 14 million jobs. While total U.S. employment dropped by over 2% between 2000 and 2010, healthcare employment grew by more than 25% during the same period. The Bureau of Labor Statistics estimates that healthcare sector employment is projected to grow from over 14 million jobs in 2010 to nearly 18.3 million jobs in 2020, an increase of 30%, compared to only 13% growth for jobs in all other employment sectors. Of the approximately 4.3 million new healthcare jobs expected between 2010 and 2020, 63% are projected to arise in ambulatory settings (offices of health practitioners, home health, and other non-institutional settings) with office employment projected to increase by nearly 1.4 million jobs and hospital employment projected to increase by over 940,000 jobs between 2010 and 2020. We believe the continued growth in employment in the healthcare industry, and in particular the ambulatory sector, will lead to growth in demand for medical office buildings and other facilities that serve the healthcare industry.

In addition to the growth in national health expenditures and corresponding increases in employment in the healthcare sector, the nature of healthcare delivery continues to evolve due to the impact of government programs, regulatory changes and consumer preferences. We believe these changes have increased the need for capital among healthcare providers and increased incentives on these providers to develop more efficient real estate solutions in order to enhance the delivery of quality healthcare. In particular, we believe the following factors and trends are creating an attractive environment in which to invest in healthcare properties.

Demographics

The aging of the U.S. population has a direct effect on the demand for healthcare as older persons generally utilize healthcare services at a rate well in excess of younger people. According to CMS, on a per capita basis, the 75-year and older segment of the population spends 76% more on healthcare than the 65 to 74-year-old segment and over 200% more than the population average.

We believe that this aging of the population, improved chronic disease management, technological advances and healthcare reform will positively affect the demand for medical office buildings and seniors housing communities and other healthcare-related facilities and generate attractive investment opportunities. The first wave of Baby Boomers, the largest segment of the U.S. population, began turning 65 in 2011. According to U.S. Census Bureau figures, the U.S. population aged 65 and older is expected to double over the next 25 years. Patients with diseases that were once life threatening are now being treated with specialized medical care and an arsenal of new pharmaceuticals. Advances in research, diagnostics, surgical procedures, pharmaceuticals and a focus on healthier lifestyles have led to people living longer. Finally, we believe that with the arrival of healthcare reform in the United States, we will experience a significant increase in the demand for medical services.

Employees

As of July 31, 2014, we had two employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this report before making a decision to invest in our common stock. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Properties and Operations

Our growth will partially depend upon our ability to successfully acquire future properties, and we may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings, senior housing communities, select hospitals and post-acute/ skilled nursing facilities. The competition may significantly increase the price we pay and reduce the returns, which we earn. Our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition:

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we may acquire properties that are not accretive and we may not successfully manage and lease those properties to meet our expectations;

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we may be unable to generate sufficient cash from operations, or obtain the necessary debt or equity financing to consummate an acquisition or, if obtainable, financing may not be on satisfactory terms;

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we may need to spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

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agreements for the acquisition of properties are typically subject to customary conditions to closing, including satisfactory completion of due diligence investigations, and we may spend significant time and money on potential acquisitions that we do not consummate;

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the process of acquiring or pursuing the acquisition of a new property may divert the attention of our management team from our existing business operations;

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we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations;

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market conditions may result in future vacancies and lower-than expected rental rates; and

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we may acquire properties without recourse, or with only limited recourse, for liabilities, whether known or unknown, such as cleanup of environmental contamination, claims by tenants, vendors or other persons against the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may be unable to renew leases or re-lease space as leases expire. If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated space. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. In addition, one or more of our properties may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Healthcare facilities in general and medical office buildings in particular tend to be specifically suited for the particular needs of its tenants and major renovations and expenditures may be required in order for us to re-lease vacant space. In addition, the resale value of a property could be diminished because the market value of a particular property will depend principally upon the value of the cash flow generated from the property, which in the case of vacancies, will be reduced.

Our properties may be subject to impairment charges.

We are periodically required to evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property's value could be permanent.

Our real estate investments are relatively illiquid, and therefore we may not be able to dispose of properties when appropriate or on favorable terms.

Investments in real properties are relatively illiquid. We may not be able to quickly alter our portfolio or generate capital by selling properties. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. If we need or desire to sell a property or properties, we cannot predict whether we will be able to do so at a price or on the terms and conditions acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Further, we may be required to invest monies to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct these defects or to make these improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

There is no public trading market for our shares and there may never be one.

Our shares are not listed on a national securities exchange and there currently is no established trading market for our shares and no assurance that one will develop. Even though we intend to file an application to list our shares on a national securities exchange, there is no assurance that our shares will in fact be listed or of the price at which the shares would trade or the volume that would develop. Unless our shares are listed, purchasers in so-called secondary market transactions must satisfy applicable suitability and minimum purchase standards and the sale must not violate state securities laws. Those requirements may further limit the ability of stockholders to sell shares.

We may be unable to obtain key personnel.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel. We cannot guarantee that all, or any particular one of our key personnel, will remain affiliated with or become our employees. We do not separately maintain key person life insurance on any person. Failure to retain key employees and retain highly skilled managerial, operational and marketing personnel could have a material adverse effect on our ability to achieve our investment objectives, lessen or eliminate the benefits of becoming self-managed and could result in us incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.

We may be unable to pay or maintain distributions from cash available from operations or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions are based principally on cash available from our operations, but we may be required to borrow funds or sell assets to fund distributions. Actual cash available for distributions may vary substantially from estimates. There is no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Distributions funded from anything other than cash flow from operations reduces the amount of capital available to invest in properties and other permitted investments.

Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general. These changes may impact our profitability and ability to realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

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changes in general economic or local conditions;

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changes in supply of or demand for similar or competing properties in an area;

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changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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increases in operating expenses;

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vacancies and inability to lease or sublease space;

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changes in tax, real estate, environmental and zoning laws; and

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periods of high interest rates and tight money supply.

The location of our only property is Nebraska. Thus, our property may be adversely affected by economic cycles and risks inherent to that state.

Any adverse situation that disproportionately affects Nebraska may have a magnified adverse effect on our portfolio. Factors that may negatively affect economic conditions in Nebraska include:

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business layoffs, downsizing or relocations;

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industry slowdowns;

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changing demographics;

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increased telecommuting and use of alternative work places;

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infrastructure quality;

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any oversupply of, or reduced demand for, real estate;

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concessions or reduced rental rates under new leases for properties where tenants defaulted; and

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increased insurance premiums.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions.

Any of our tenants, or any guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. A bankruptcy filing by one of our tenants or any guarantor of a tenant's lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages, and it is unlikely we would receive any payments from the tenant. A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions.

If a sale-leaseback transaction is re-characterized in a tenant's bankruptcy proceeding, our financial condition and ability to make distributions to you could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale- leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re- characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

We may suffer losses that are not covered by insurance or that are in excess of insurance coverage.

Our general liability coverage, property insurance coverage and umbrella liability coverage on all our properties may not be adequate to insure against liability claims and provide for the costs of defense. Similarly, we may not have adequate coverage against the risk of direct physical damage or to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property. There are also certain types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Also, insuring against potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. These insurance policies may or may not be available, or available at reasonable cost. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants' operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance.

State and federal laws in this are constantly evolving, and we may be affected by such changes and be required to comply with new laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We may be required to spend substantial sums defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may become a party to a joint venture and may enter into other partnerships and co-ownership arrangements (including preferred equity investments). We may not be in a position to exercise sole decision-making authority regarding such joint ventures. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals, which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. These investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (the "Disabilities Act"). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties in compliance with the Disabilities Act or allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.

Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant's balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. The Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board ("IASB") conducted a joint project to re-evaluate lease accounting and have jointly released exposure drafts of a proposed accounting model that would significantly change lease accounting. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants.

Our business and operations would suffer in the event of system failures.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal information technology systems, our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by such disruptions.

The occurrence of cyber incidents, or a deficiency in our cybersecurity, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber-incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks posed to our systems, both internal and those we have outsourced. Our three primary risks that could directly result from the occurrence of a cyber-incident include operational interruption, damage to our relationship with our tenants, and private data exposure. We have implemented processes, procedures and controls to help mitigate these risks, but these measures, as well as our increased awareness of a risk of a cyber-incident, do not guarantee that our financial results will not be negatively impacted by such an incident.

Healthcare Industry Risks

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Some our tenants rely on payments or reimbursements from government-funded healthcare programs such as the Medicare and Medicaid programs. Others rely on private insurance carriers and health maintenance organizations, among others. Efforts by these payors to control or reduce healthcare costs have intensified in recent years and will likely continue. Our tenants will likely continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs, which would impact their ability to make lease payments to us.

A reduction in Medicare payment rates may have an adverse effect on the Medicare reimbursements received by certain of our tenants, which could adversely affect us.

Several government initiatives have resulted in reductions in funding of the Medicare and Medicaid programs and additional changes in reimbursement regulations by Centers for Medicare and Medicaid Services (“CMS”), contributing to enhanced pressure to contain healthcare costs and additional operational requirements, which could adversely affect our tenants' ability to make rent payments to us.

Physician reimbursement under Medicare has been subject to the threat of a pay cut of over 20% due to the Sustainable Growth Rate formula ( "SGR") enacted by the Balanced Budget Act of 1997. Congress has repeatedly delayed the pay cut through temporary legislative fixes. On February 6, 2014, a bipartisan bill was introduced in the House of Representatives that would repeal SGR and provide for an annual rate increase of 0.5% through 2018. However, should the bill fail to pass, physician reimbursement would continue to require congressional action to eliminate or delay the SGR pay cut. Should the SGR pay cut go into effect, the financial impact on certain of our tenants could restrict their ability to make rent payments to us.

On July 29, 2011, the CMS announced a final rule reducing Medicare skilled nursing facility payments by 11.1%, or $3.87 billion, in fiscal year 2012, with only an increase of 1.8%, or $670 million, announced for fiscal year 2013. On July 31, 2013, CMS issued a final rule providing for a net increase of only 1.3%, or $470 million, in skilled nursing facility payments in fiscal year 2014 relative to fiscal year 2013. In addition to the 2011 reduction, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. All of these laws and regulations or changes in the law and regulations could negatively impact tenants' ability to make lease payments to us. For example, many medical facilities and their tenants may require a license or Certificate of Need (“CON”) to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of medical facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our properties or our tenants. In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace served by our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants' business. In certain circumstances, loss of state licensure or certification or closure of a facility could result in a tenant's loss of authority to operate the facility and require new CON authorization to re-institute operations.

Some tenants of medical office buildings and healthcare-related facilities are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant's ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs.

Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. These laws include the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid; the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship; the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts. Each of these laws includes criminal and civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant's ability to operate or to make rent payments to us.

Adverse trends in healthcare provider operations may negatively affect our lease revenues.

The healthcare industry currently is experiencing changes in the demand for and methods of delivering healthcare services; changes in third party reimbursement policies; significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas; continuing pressure by private and governmental payors to reduce payments to providers of services; and increased scrutiny of billing, referral and other practices by federal and state authorities. These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues.

Our properties and tenants may be unable to compete successfully, which could result in lower rent payments and reduce our cash flow from operations.

The properties we own or may acquire and the tenants thereof may face competition from nearby hospitals and other medical facilities that provide comparable services. Some of those competing facilities may be owned by governmental agencies and supported by tax revenues while others may be owned by nonprofit corporations and supported to a large extent by endowments and charitable contributions. These types of support are not available to our properties. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants' failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants' ability to make rental payments, which could adversely affect our rental revenues.

Our tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

Certain tenants of our healthcare facilities may become subject to claims that their services have resulted in patient injury or other adverse effects. In general, tenants of healthcare facilities have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, tenants operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. Recently, there has been an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover these losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant's financial condition. If one of our tenants is unable to obtain or maintain insurance coverage or suffers a judgment, in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or becomes subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant's ability to pay rent to us.

We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of healthcare facilities we acquire.

Operators of healthcare facilities we own or acquire may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. Tenants that operate skilled nursing facilities derive their revenues primarily from governmentally funded reimbursement programs, such as Medicare and Medicaid. Accordingly, these tenants are subject to the potential negative effects of decreased reimbursement rates offered through these programs. Their revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in senior healthcare operator liability, insurance premiums and other operational expenses which could force a tenant to file for bankruptcy protection. The bankruptcy or insolvency of a tenant may adversely affect the income produced by the property or properties operated by the tenant.

Our tenants may also be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the healthcare industry. The violation of any of these laws or regulations may result in the imposition of fines or other penalties that could jeopardize that tenant's ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the healthcare sector, either nationally or at the state level. We cannot say with any certainty whether this proposed legislation will be adopted or, if adopted, what effect such legislation would have on our tenants and their operations.

Recently enacted comprehensive healthcare reform legislation could materially and adversely affect our business, and the business of our tenants.

In March 2010, the Affordable Care Act was enacted with the intention of reducing the number of individuals in the United States without health insurance and effecting significant other changes to the ways in which healthcare is organized, delivered and reimbursed was enacted. The complexities and ramifications of the new legislation are significant While the majority of the legislation was intended to go into effect by or before 2014, the implementation deadlines for certain provisions have been delayed, and other provisions will continue to be implemented in a phased approach through 2018.

The Affordable Care Act includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, it expands reporting requirements and responsibilities related to facility ownership and management, patient safety and care quality. In the ordinary course of their businesses, our tenants may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, their ability to participate in federal health programs may be adversely affected. Moreover, there may be other aspects of the comprehensive healthcare reform legislation for which regulations have not yet been adopted, which, depending on how they are implemented, could materially and adversely affect our tenants and their ability to pay rent to us.

Risks Associated with Real Estate-Related Debt and Other Investments

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to numerous risks including delinquency and foreclosure. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower.

We bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the real estate debt security. In the event of the bankruptcy of a borrower, the real estate debt security to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the real estate debt security will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a real estate debt security can be an expensive and lengthy process. We also may be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to improve operations at the property.

In addition, the value of mortgage loan investments is impacted by changes in the value of underlying collateral (if any), interest rates, volatility and prepayment rates, among other things. For example:

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interest rate increases will reduce the amount of payments leaving us with a debt security generating less than market yields and reducing the value of our real estate debt;

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prepayment rates may increase if interest rates decline causing us to reinvest the proceeds in potentially lower yielding investments;

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decreases in the collateral for a non-recourse mortgage loan will likely reduce the value of the investment even if the borrower is current on payments;

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mezzanine loans investments may be even more volatile because, among other things, the senior lender may be able to exercise remedies that protect the senior lenders but that result in us losing our investment.

Any hedging strategies we utilize may not be successful in mitigating our risks.

We may enter into hedging transactions to manage, for example, the risk of interest rate or price changes. To the extent that we use derivative financial instruments, we will be exposed to credit, basis and legal enforceability risks. Derivative financial instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We may not be able to manage these risks effectively.

Risks Related to Corporate Structure

Our rights and the rights of our stockholders to recover claims against our officers, directors and our Advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation's best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our articles of incorporation provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, our officers and permits us to indemnify our employees and agents. We and our stockholders also may have more limited rights against our directors, officers, employees and agents than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents in some cases.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our articles of incorporation may be amended, with certain exceptions, which authorizes our directors to take actions as are necessary and desirable to qualify as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number, whichever is more restrictive) of any class or series of the outstanding shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. Similarly, this restriction further limits a stockholder's ability to sell shares.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholder.

The Maryland Control Share Acquisition Act provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

We may require significant additional capital to fund our business plan.

We will be required to raise significant funds to acquire additional properties to diversify our property portfolio. There can be no assurance that the property we now hold, or properties which we may acquire, will ever generate a positive cash flow from their operations of sale. Capital markets worldwide have been adversely affected by substantial losses by financial institutions, in turn caused by investments in asset-backed securities. We may not be successful in obtaining the required financing, or if we can obtain such financing, such financing may not be on terms that are favorable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of our expansion plans.

Risks Related To Our Common Stock

There currently is only a minimal public market for our Common Stock. Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for you to sell your shares.

There currently is only a minimal public market for shares of our common stock and an active market may never develop. Our common stock is quoted on the OTCQB operated by OTC Markets Group Inc. under the symbol “GMRE”. We may not ever be able to satisfy the listing requirements for our common stock to be listed on an exchange, which are often a more widely-traded and liquid market. Some, but not all, of the factors that may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed.

We cannot assure you that the common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTCQB, or other over-the-counter quotation systems. In such venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise capital.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 that establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•

that a broker or dealer approves a person’s account for transactions in penny stocks, and

•

that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

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obtain financial information and investment experience objectives of the person, and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits that could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer, which could better absorb those sales without adverse impact on our share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time including as to whether our common shares will sustain their current market prices or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

Rule 144 Related Risk.

The SEC adopted amendments to Rule 144, which became effective on February 15, 2008 that applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the total number of securities of the same class then outstanding; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the reliance of Rule 144 by Shell Companies or former Shell Companies.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

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The issuer of the securities that was formerly a shell company has ceased to be a shell company,

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The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act,

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The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

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At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting our status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with Global Medical REIT, Inc.’s historical combined financial statements and the related notes.

Overview

Global Medical REIT Inc. was incorporated in the state of Nevada on March 18, 2011 under the name Scoop Media, Inc. We changed our name effective January 6, 2014 in connection with our re-domestication into a Maryland corporation and our plans to develop and manage a portfolio of healthcare real estate assets and properties. Historically, we had previously been seeking to develop an Internet dating, review and information website. We have been in the exploration stage since its formation and has not commenced business operations.

On September 30, 2013, Xpress Group, Ltd., a Hong Kong company now known as Heng Fai Enterprises, Ltd. (“Heng Fai”) purchased 5,500,000 shares of the Common Stock of our company representing approximately 68.7% of its issued and outstanding common stock from Yukon Industries, Inc. for $55,000.00 paid in cash at closing. On September 30, 2013, Xpress Group, Ltd., a Hong Kong company now known as Heng Fai Enterprises, Ltd. (“Heng Fai”) purchased 5,500,000 shares of the common stock of our company representing approximately 68.7% of its issued and outstanding common stock from Yukon Industries, Inc. for $55,000 paid in cash at closing. On December 10, 2013, Heng Fai purchased an additional 2,000,000 shares of our common stock from various parties in private transactions for an aggregate of $12,820 or $0.00641 per share. On March 5, 2014, Heng Fai purchased an additional 30,000 shares of our common stock from various parties in private transaction for an aggregate of $192.30 or $0.00641 per share. Heng Fai owns an aggregate of 94.1% of our outstanding common stock.

As part of Heng Fai’s acquisition of a controlling interest in our company, we have determined to pursue a new strategy and intend to acquire real estate assets in the healthcare industry, which may include the real estate of hospitals, medical centers, nursing facilities and retirement homes. This strategy is conducive to a more favorable tax structure whereby we may qualify and elect to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. In order to qualify as a REIT, a substantial percentage of the company’s assets must be qualifying real estate assets and a substantial percentage of the company’s income must be rental revenue from real property or interest on mortgage loans. We must elect under the U.S. Internal Revenue Code to be treated as a REIT. Subject to a number of significant exceptions, a corporation that qualifies as a REIT generally is not subject to U.S. federal corporate income taxes on income and gain that it distributes to its stockholders, thereby reducing its corporate level taxes. The vast majority of U.S. REITs are incorporated or formed in Maryland and we believe that reincorporating in Maryland will put our company in the best position to raise additional capital and grow our business.

In order to reincorporate in Maryland, we have entered into an Agreement and Plan of Conversion (the “Agreement”) between our company and Global Medical REIT Inc., a Maryland corporation (“Global Medical”) pursuant to which we converted into Global Medical effective as of January 15, 2014 whereby each shareholder of our company exchanged one share of our common stock, $0.001 par value per share into one share of common stock, $0.001 par value per share of Global Medical (the “Conversion”).

Recent Developments

On June 5, 2014, we completed the purchase of a 56-bed long term acute care hospital facility pursuant to a Purchase and Sale Agreement (the “PSA”) with an unrelated party LTAC Landlord, LLC, a Nebraska limited liability company (“LTAC”) for a purchase price of $21,700,000. The hospital is located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”) and is operated by Select Specialty Hospital – Omaha, Inc. pursuant to a sublease which expires in 2022, with sublessee options to renew up to 60 years (the “operating lease”). Also, the real property where the Facility and other improvements are located are subject to a land lease with Catholic Health Initiatives, a Colorado nonprofit corporation (the “land lease”). The land lease expires in 2022 with sublessee options to renew up to 60 years. As part of our acquisition of the Facility, we will acquire the operating lease and the land lease and will become bound by the terms and conditions of these leases. Except with respect to specific contingencies, we do not have the right to terminate the Agreement without LTAC’s consent.

In order to finance a portion of the purchase price for the Facility, on June 5, 2014 the Company entered into a Term Loan and Security Agreement with Capital One, National Association (the “Lender”) to borrower $15,060,000 (the “Loan”). The Loan bears interest at 4.91% per annum and all unpaid interest and principal is due on June 5, 2017 (the “Maturity Date”). Interest is paid in arrears and payments begin on August 1, 2014, and on the first day of each calendar month thereafter. Principal payments begin on January 1, 2015 and on the first day of each calendar month thereafter based on an amortization schedule with the principal balance due on the Maturity Date.

In addition, Heng Fai, the majority shareholder, loaned us approximately $7.7 million as of May 31, 2014 to assist with acquiring the Facility and pay closing costs as closings occur. The loan is unsecured, due on demand, and bears no interest.

On July 17, 2014, we converted $7,468,142 of the Heng Fai loan to us into a Convertible Debenture (the “Convertible Debenture”) that bears interest at the rate of 8% per annum and is convertible into shares of the Company’s common stock at a conversion price of $0.03187 per share. Interest is payable monthly and the principal balance is due in full on June 31, 2015.

The following discussion and analysis are based on the Facility’s financial statements, which we have prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). You should read the discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations for the three months ended March 31, 2014, and from year ended December 31, 2013.

Revenue

For the three months ended March 31, 2014, the Facility generated $391,492 of rental revenue and $1,543,163 of rental revenue from the year ended December 31, 2013.

Operating Expenses

Operating expenses during the three month period ending March 31, 2014 were $14,994 and $76,416 for the year ended December 21, 2013.

Net Revenue

The net revenue, defined as revenues in excess of certain operating expenses, were $376,498 for the three months ended March 31, 2014, and $1,466,7747 for the twelve months ended December 31, 2014.

Liquidity and Capital Resources

We are reliant upon shareholder loans, and equity private placements to fund operations. As noted above, we believe that we do not have sufficient liquidity to satisfy our cash requirements for the next twelve months, which will require us to raise additional equity and / or debt capital in order to fully implement our business strategy. We intend to develop a significant capital investment program to scale our production capacity, which will require us to raise additional debt or equity capital. Any issuance of equity securities will result in dilution to our stockholders. Issuance of debt or convertible securities could also involve substantial dilution to our stockholders, or operational and financial covenants that might inhibit our ability to follow our business plan. Additional financing may not be available in amounts or on terms acceptable to us or at all. If we are unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned exploration and development activities, which could harm our financial conditions and operating results.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us as a party, under which we have (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

There are no recent accounting pronouncements that are expected to have an effect on our financial statements.

PROPERTIES

Our business office is located at 1601 Blake Avenue, Suite 310, Denver, Colorado, 80202. Our business office is approximately 400 square feet and is adequate to operate the business at this time. The office space is rented from an unrelated third party at prevailing rental rates and terms.

We also own a 56-bed long term acute care hospital located at 1870 S 75th Street, Omaha, Nebraska (the “Facility”). The Facility is subject to an operating lease which expires in 2022, with lease options to renew up to 60 years. Also, the real property where the Facility and other improvements are located are subject to a land lease which expires in 2022 with lease options to renew up to 60 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 31, 2014 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of our executive officers and directors, and (iii) our directors and executive officers as a group.

Unless otherwise indicated, the business address of each person listed is in care of Global Medical REIT, Inc., 1601 Blake Avenue, Suite 310, Denver, Colorado 80202. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
David Young, Chief Executive Officer and Director	0	0%
Conn Flanigan, Chief Financial Officer and Director	0	0%
Fai H. Chan, Director(1)	99,530,000	99.5%

All officers and directors as a group (three persons)	99,530,000	99.5%

Heng Fai Enterprises Limited (“Heng Fai”)	99,530,000	99.5%

(1)

Includes 99,530,000 shares owned by Heng Fai. Mr. Chan has voting and dispositive control over securities held by Heng Fai whose address is 24/F Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong, PRC.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below are the names and ages of our directors and executive officers and their principal occupations at present and for at least the past five years.

Name	Age	Positions and Offices to be Held
David A. Young	66	Director, Chief Executive Officer
Conn Flanigan	45	Director, Chief Financial Officer and Secretary
Fai H. Chan	68	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

David A. Young has been a director and our Chief Executive Officer since February 5, 2014. Mr. Young is a 35-year veteran of healthcare real estate. Mr. Young was the founder and Chief Executive Officer of Global Medical Realty Trust, which focused on sponsored development and equity lease financing of market leading healthcare real estate from 2009 to 2014. As the Senior Vice President of Business Development at GE Capital between 2004 and 2008, Mr. Young organized, co-launched and grew GE Capital’s first acute medical real estate financing initiative.

From December 2000 to March 2004, Mr. Young was the Senior Vice President at Windrose Medical Properties, a NYSE-listed healthcare REITs where he was responsible for business development and acquisitions.

From 1990 to 1999, Mr. Young served as the senior corporate officer responsible for business development and acquisitions at Healthcare Property Investors, Inc., a leading real estate investment trust. Prior to August 1990, Mr. Young served as Associate Professor and Assistant Hospital Director of Vanderbilt University Medical Center from 1988 to 1990, served as Vice President — Marketing of Hospital Corporation of America from 1985 to 1988, and served as Director of Planning and Business Development of American Hospital Supply Corporation from 1981 to 1985. Mr. Young holds a B.S. Degree from the University of Iowa, and an MBA in finance from Suffolk University.

In serving as our Chief Executive Officer, Mr. Young’s role will be to manage our operations, marketing, and business development. Together with other consultants, he plans to identify and lead our planned acquisition of a portfolio of medical and healthcare-related assets in the United States and selected international countries which offer recurring yields.

The board of directors appointed Mr. Young in recognition of his abilities to assist us in expanding our business and the contributions he can make to our strategic direction. Mr. Young has not yet been appointed to any board committees.

Conn Flanigan has been a director and our Chief Financial Officer since September 30, 2013 and our Chief Executive Officer from September 30, 2013 until February 4, 2014. Mr. Flanigan has served as General Counsel with eBanker Corporate Services, Inc., a Colorado subsidiary of Heng Fai since 2007. From 2000 to 2007 Mr. Flanigan served as Corporate Counsel to eVision Corporate Services, Inc., a Colorado subsidiary of Heng Fai. Mr. Flanigan received a B.A. in International Relations from the University of San Diego in 1990 and a Juris Doctor Degree from the University of Denver Sturm College of Law in 1996.

The board of directors appointed Mr. Flanigan in recognition of the importance of his abilities to assist us in expanding its business and the contributions he can make to its strategic direction.

Fai H. Chan, has been a director since February 5, 2014 and was formerly (i) the Managing Director of SingHaiyi Group Ltd (“SingHaiyi”) (http://singhaiyi.com), a company listed on the Catalist board of the Singapore Exchange. Under Mr. Chan’s leadership, SingHaiyi was transformed from a failed store-fixture business provider with net asset value of less than S$10 million into a property trading and investment company and finally to a property development company with latest net asset value over S$150 million before Mr. Chan ceded controlling interest in late 2012. (ii) the Executive Chairman of China Gas Holdings Limited (http://www.chinagasholdings.com.hk/siteen/index.html), a company listed on The Stock Exchange of Hong Kong Limited. Under Mr. Chan’s guidance and direction, China Gas was restructured from a failing fashion retail company to one of the largest participants in the investment, operation and management of city gas pipeline infrastructure, distribution of natural gas and LPG to residential, commercial and industrial users in China. The market capitalization of China Gas in the financial year of 2002 of approximately HK$247 million (share had traded in value of HK$0.51) increased to present market capitalization in excess of HK$40 billion (share price of HK$8.93 as at June 28, 2013); (iii) a director of Global Med Technologies, Inc. (www.globalmedtech.com), a public medical company (OTC: GLOB) which is engaged in the design, develop, marketing and support of information management software products for blood banks, hospitals, centralized transfusion centers and other healthcare related facilities; (iv) a director of Skywest Ltd (www.skywest.com.au), an airline company listed on the Australian Stock Exchange; and (v) the Chairman and Director of American Pacific Bank, a commercial bank listed on NASDAQ from 1988 to 2005. Mr. Chan had acquired American Pacific Bank, a US full-service commercial bank, out of bankruptcy in 1987. He recapitalized, refocused and grew the bank’s operations. Under his guidance it became a high asset quality bank, with zero loan losses for over five consecutive years before it was ultimately acquired and merged into Riverview Bancorp Inc. Prior to its acquisition and merger it was ranked #13 by the Seattle Times’ “Annual Northwest’s Top 100 Public Companies” and #6 in Oregon state, ahead of names such as Nike, Microsoft, Costco, AT&T Wireless and Amazon.com (http://amazon.com).

Mr. Fai H. Chan has restructured over 35 companies in different industries and countries in the past 40 years. In April 2013, Mr. Chan invested in CCM Group Limited (“CCM”) (http://www.ccmgroup.sg), a company listed on the Singapore Exchange, and was appointed its Non-Executive Director to assist its business and capital restructuring. With Mr. Chan’s participation in the capital restructuring, the market capitalization of CCM was increased from approximately S$8.3 million to S$25 million within three months. In July 2013, Holista Colltech Ltd (“Holista”) (http://www.holistaco.com), a bio- technology company listed on the Australian Stock Exchange, announced it had appointed Mr. Chan as its Non-Executive Director, a role which will allow the company to tap his vast business and corporate experience. The appointment follows the subscription of Heng Fai Business Development Pte Ltd, a Singapore-based company controlled by Mr. Chan. Mr. Fai H. Chan is the father of Mr. Tong Wan Chan.

Committee of our Board of Directors

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole. Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•

understands generally U.S. GAAP and financial statements,

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•

understands internal controls over financial reporting, and

•

understands audit committee functions.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) our principal executive officer or other individual serving in a similar capacity during fiscal 2013; (ii) our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2013 whose compensation exceed $100,000; and (iii) up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David A. Young(1)	2013	0	0	0	0	0	0	0	0

Conn Flanigan(2)	2013	0	0	0	0	0	0	0	0

(1)

Appointed as Chief Executive Officer on February 5, 2014.

(2)

Appointed as Chief Executive Officer and Chief Financial Officer on September 30, 2013 and resigned as Chief Executive Officer on February 5, 2014.

Compensation of Officers

The Company is currently paying David Young $120,000 per year. The Company and Mr. Young are negotiating a compensation package that will likely include increased base salary, bonus opportunities, stock options, benefits, and performance standards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
David A. Young	None	None	None	None	None	None	None	None	None
Conn Flanigan	None	None	None	None	None	None	None	None	None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. None of our directors received any compensation specifically for their services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As at May 31, 2014, the Company was indebted to Heng Fai, its majority shareholder, in the amount of $7,776,680, which is non-interest bearing, unsecured, and due on demand.

On July 17, 2014, we converted $7,468,142 of the Heng Fai loan to us into a Convertible Debenture (the “Convertible Debenture”) that bears interest at the rate of 8% per annum and is convertible into shares of our common stock at a conversion price of $0.03187 per share. Interest is payable monthly and the principal balance is due in full on June 31, 2015. The conversion price of the Convertible Debentures is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

On July 17, 2014, we agreed to issue 92,000,000 shares of our unregistered common stock upon conversion of $2,932,040 principal amount of the Convertible Debenture held by HFE USA, LLC, a wholly owned subsidiary of Heng Fai. Heng Fai assigned the Convertible Debenture to HFE USA, LLC on July 17, 2014 prior to the conversion.

LEGAL PROCEEDINGS

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB tier of the OTC Markets, Inc. under the symbol “GMRE”. Trading of our common stock has been limited and sporadic and there can be no assurance that a liquid market for our common stock will ever develop.

As of July 31, 2014, there were approximately 35 record holders, an unknown number of additional holders whose stock is held in “street name” and 100,000,000 shares of common stock issued and outstanding.

On July 17, 2014, the Company declared a one-time dividend of $0.000213 per share payable to the holders of its common stock of record as of the close of business on July 31, 2014. Dividends shall be paid no later than the 20th day of the following month subject to compliance with applicable provisions of the Maryland General Corporation Law.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities” of this Current Report.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock. As of July 31, 2014, there were 100,000,000 outstanding shares of common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations due to their status as stockholders.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation obligate us to indemnify our directors and officers to the maximum extent permitted by law. Under Maryland law, a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith; was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property, or services; or in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The corporation may advance indemnification expenses if it receives an undertaking from the indemnittee to repay the advance if it is ultimately determined that such person’s conduct did not meet the statutory standard required for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Item 9.01 of this report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

Information concerning the on June 5, 2014 Term Loan and Security Agreement we entered into with Capital One, National Association in the principal amount of $15,060,000 is set forth in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On July 17, 2014, we converted $7,468,142 of the Heng Fai loan to us into a Convertible Debenture (the “Convertible Debenture”) that bears interest at the rate of 8% per annum and is convertible into shares of the Company’s common stock at a conversion price of $0.03187 per share. Interest is payable monthly and the principal balance is due in full on June 31, 2015. The conversion price of the Convertible Debentures is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events. The issuance of the Convertible Debentures discussed above were exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 4(a)(2) and 3(a)(9) of that act.

Item 5.03 Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 31, 2014, our Board of Directors elected to change our fiscal year from August 31 to December 31 and plans to file a Transition Report on Form 10-Q covering the transition period from September 1, 2014 to December 31, 2014.

Item 5.06 Change In Shell Company Status.

As a result of the consummation of the transactions described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Audited statement of revenues and certain operating expenses of the Facility in Omaha, Nebraska (the “Facility”) for the year ended December 31, 2013 and for the three months ended March 31, 2014 (unaudited).

(b) Pro forma financial information. In accordance with Item 9.01(b), unaudited pro forma consolidated balance sheet of Global Medical REIT, Inc. and the Facility as of February 28, 2014, unaudited pro forma condensed consolidated statement of operations for the six months ended February 28, 2014, unaudited pro forma condensed consolidated statement of operations for the year ended august 31, 2013

And notes to unaudited pro forma condensed consolidated financial statements.

(c) Shell Company Transaction. Included in this report are the audited statement of revenues and certain operating expenses of the Facility in Omaha, Nebraska (the “Facility”) for the year ended December 31, 2013 and for the three months ended March 31, 2014 (unaudited).

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Report on Form 10-Q as filed with the Commission on April 22, 2014).
3.2

Articles of Conversion filed with the Secretary of State of Nevada (incorporated herein by reference to Exhibit 3.2 to the Company’s Report on Form 10-Q as filed with the Commission on April 22, 2014).

3.3

Articles of Conversion filed with the Secretary of State of Maryland (incorporated herein by reference to Exhibit 3.3 to the Company’s Report on Form 10-Q as filed with the Commission on April 22, 2014).

3.4	Bylaws of Global Medical REIT Inc. (incorporated herein by reference to Exhibit 3.4 to the Company’s Report on Form 10-Q as filed with the Commission on April 22, 2014).
4.1

Debt Conversion Agreement and Convertible Debenture dated July 17, 2014 between Global Medical REIT, Inc. and Heng Fai Enterprises Limited (incorporated herein by reference to Exhibit 4.1 to the Company’s Report on Form 10-Q as filed with the Commission on July 21, 2014).

10.1

Purchase Agreement between Global Medical REIT Inc. and LTAC Landlord, LLC dated April 11, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K as filed with the Commission on April 18, 2014).

10.2

Term Loan and Security Agreement with Capital One, National Association, dated June 5, 2014 (incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K as filed with the Commission on June 12, 2014).

21.1*	Subsidiaries of the Registrant.
99.1*

Audited statement of revenues and certain operating expenses of the Facility in Omaha, Nebraska (the “Facility”) for the year ended December 31, 2013 and for the three months ended March 31, 2014 (unaudited).

99.2*

Unaudited pro forma consolidated balance sheet of Global Medical REIT, Inc. and the Facility as of February 28, 2014, unaudited pro forma condensed consolidated statement of operations for the six months ended February 28, 2014, unaudited pro forma condensed consolidated statement of operations for the year ended august 31, 2013

And notes to unaudited pro forma condensed consolidated financial statements.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MEDICAL REIT, INC.

Date: August 5, 2014	By:	/s/ David A. Young
David A. Young, Chief Executive Chairman